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EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG LLP



 We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00146) pertaining to the Investment and Stock Ownership Plan, 1992 Stock Option Plan, and 1996 Stock Retainer Plan for Non-Employee Directors of Tompkins County Trustco, Inc. of our report dated January 13, 1995, with respect to the financial statements of Tompkins County Trust Company for the year ended December 31, 1994 incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31,1996.



 /S/  Ernst & Young LLP

 Syracuse, New York
 March 21, 1997